                               PRIME RETAIL, INC
                 EXHIBIT 12.1: COMPUTATION OF RATIO OF EARNINGS
            TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

              (AMOUNTS IN THOUSANDS, EXCEPT FOR RATIO INFORMATION)


                                                                                                   HISTORICAL
                                                              AS ADJUSTED                     --------------------
                                            ------------------------------------------------
                                                                                               THREE MONTHS ENDED
                                                   THREE MONTHS ENDED MARCH 31, 1996               MARCH 31,
                                            ------------------------------------------------  --------------------
                                            60% CONVERSION   40% CONVERSION   0% CONVERSION     1996       1995
                                            ---------------  ---------------  --------------  ---------  ---------
Income before minority interests..........     $   3,827       $     3,827      $    3,827    $   3,057  $   3,142
Interest incurred.........................         5,617             5,617           5,617        6,387      4,753
Amortization of capitalized interest......            63                63              63           63         56
Amortization of debt issuance costs.......           823               823             823          823        758
Amortization of interest rate protection
 contracts................................           319               319             319          319        319
Less interest earned on interest rate
 protection contracts.....................           (84)              (84)            (84)         (84)      (243)
Less capitalized interest.................          (613)             (613)           (613)        (613)      (581)
                                                  ------           -------         -------    ---------  ---------
  Earnings................................         9,952             9,952           9,952        9,952      8,204
                                                  ------           -------         -------    ---------  ---------
Interest incurred.........................         5,617             5,617           5,617        6,387      4,753
Amortization of debt issuance costs.......           823               823             823          823        758
Amortization of interest rate protection
 contracts................................           319               319             319          319        319
Preferred stock distributions and
 dividends................................         3,000             3,745           5,236        5,236      5,236
                                                  ------           -------         -------    ---------  ---------
  Combined Fixed Charges and Preferred
   Stock Distributions and Dividends......         9,759            10,504          11,995       12,765     11,066
                                                  ------           -------         -------    ---------  ---------
Excess of Combined Fixed Charges and
 Preferred Stock Distributions and
 Dividends over Earnings..................     $      --       $      (552)     $   (2,043)   $  (2,813) $  (2,862)
                                                  ------           -------         -------    ---------  ---------
                                                  ------           -------         -------    ---------  ---------
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Distributions
 and Dividends............................          1.02x               --              --           --         --
                                                  ------           -------         -------    ---------  ---------
                                                  ------           -------         -------    ---------  ---------

                     PRIME RETAIL, INC. AND THE PREDECESSOR
                 EXHIBIT 12.1: COMPUTATION OF RATIO OF EARNINGS
            TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS



              (AMOUNTS IN THOUSANDS, EXCEPT FOR RATIO INFORMATION)


                                                                       PRIME RETAIL, INC.
                                         -------------------------------------------------------------------------------
                                                            AS ADJUSTED                              HISTORICAL
                                         -------------------------------------------------  ----------------------------
                                         60% CONVERSION   40% CONVERSION    0% CONVERSION                   PERIOD FROM
                                           YEAR ENDED       YEAR ENDED       YEAR ENDED      YEAR ENDED    MARCH 22, TO
                                          DECEMBER 31,     DECEMBER 31,     DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                                              1995             1995             1995            1995           1994
                                         ---------------  ---------------  ---------------  -------------  -------------
Income (loss) before minority
 interests.............................     $  15,885        $  15,885        $  15,885       $  12,806      $   9,454
Interest incurred......................        19,315           19,315           19,315          22,394          8,491
Amortization of capitalized interest...           222              222              222             222            152
Amortization of debt issuance costs....         3,309            3,309            3,309           3,309          2,160
Amortization of interest rate
 protection contracts..................         1,276            1,276            1,276           1,276            797
Less interest earned on interest rate
 protection contracts..................          (721)            (721)            (721)           (721)          (224)
Less capitalized interest..............        (2,675)          (2,675)          (2,675)         (2,675)        (1,277)
                                              -------          -------          -------     -------------  -------------
  Earnings.............................        36,611           36,611           36,611          36,611         19,553
                                              -------          -------          -------     -------------  -------------
Interest incurred......................        19,315           19,315           19,315          22,394          8,491
Amortization of debt issuance costs....         3,309            3,309            3,309           3,309          2,160
Amortization of interest rate
 protection contracts..................         1,276            1,276            1,276           1,276            797
Preferred stock dividends..............        12,000           14,981           20,944          20,944         16,290
                                              -------          -------          -------     -------------  -------------
  Combined Fixed Charges and Preferred
   Stock Dividends.....................        35,900           38,881           44,844          47,923         27,738
                                              -------          -------          -------     -------------  -------------
Excess of Combined Fixed Charges and
 Preferred Stock Dividends over
 Earnings..............................     $      --        $  (2,270)       $  (8,233)      $ (11,312)     $  (8,185)
                                              -------          -------          -------     -------------  -------------
                                              -------          -------          -------     -------------  -------------
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock
 Dividends.............................          1.02x              --               --              --             --
                                              -------          -------          -------     -------------  -------------
                                              -------          -------          -------     -------------  -------------

                                                              THE PREDECESSOR
                                         ----------------------------------------------------------

                                          PERIOD FROM
                                         JANUARY 1, TO   YEAR ENDED     YEAR ENDED     YEAR ENDED
                                           MARCH 21,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                             1994           1993           1992           1991
                                         -------------  -------------  -------------  -------------
Income (loss) before minority
 interests.............................    $  (2,408)     $  (3,873)     $  (7,057)     $  (4,577)
Interest incurred......................        2,585          9,277          9,373          8,130
Amortization of capitalized interest...           42            161            130             78
Amortization of debt issuance costs....          695            362            192             47
Amortization of interest rate
 protection contracts..................           --             --             --             --
Less interest earned on interest rate
 protection contracts..................           --             --             --             --
Less capitalized interest..............           --           (711)          (573)        (2,829)
                                         -------------  -------------  -------------  -------------
  Earnings.............................          914          5,216          2,065            849
                                         -------------  -------------  -------------  -------------
Interest incurred......................        2,585          9,277          9,373          8,130
Amortization of debt issuance costs....          695            362            192             47
Amortization of interest rate
 protection contracts..................           --             --             --             --
Preferred stock dividends..............           --             --             --             --
                                         -------------  -------------  -------------  -------------
  Combined Fixed Charges and Preferred
   Stock Dividends.....................        3,280          9,639          9,565          8,177
                                         -------------  -------------  -------------  -------------
Excess of Combined Fixed Charges and
 Preferred Stock Dividends over
 Earnings..............................    $  (2,366)     $  (4,423)     $  (7,500)     $  (7,328)
                                         -------------  -------------  -------------  -------------
                                         -------------  -------------  -------------  -------------
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock
 Dividends.............................           --             --             --             --
                                         -------------  -------------  -------------  -------------
                                         -------------  -------------  -------------  -------------